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            EXHIBIT (15) LETTER RE: UNAUDITED FINANCIAL INFORMATION

Board of Directors and Shareholders
Park-Ohio Holdings Corp.

     We are aware of the incorporation by reference in the following Registration Statements of Park-Ohio Holdings Corp., for the registration of its common stock, of our report dated October 20, 1999 relating to the unaudited consolidated interim financial statements of Park-Ohio Holdings Corp., which are included in its Form 10-Q for the quarter ended September 30, 1999.

                                                                                        SHARES
REGISTRATION STATEMENT                         DESCRIPTION                            REGISTERED
----------------------                         -----------                          --------------
Form S-8 (33-64420)       1992 Stock Option Plan                                         350,000
Form S-8 (33-01047)       Individual Account Retirement Plan                           1,500,000
Form S-8 (333-28407)      Amended and Restated 1992 Stock Option Plan and 1996           750,000
                          Non-Employee Director Stock Option Plan
Form S-4 (333-46931)      Formation of PKOH Holding Corporation                       11,000,000
Form S-8 (333-58161)      1998 Long-Term Incentive Plan                                  550,000

     Pursuant to Rule 436(c) of the Securities Act of 1933 our reports are not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.
                                          /s/ Ernst & Young LLP

Cleveland, Ohio
November 12, 1999

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